                                                                    EXHIBIT 99.2


                         NOTICE OF GUARANTEED DELIVERY
                                 for Tender of
                           8.205% Capital Securities
               (Liquidation Amount $1,000 per Capital Security)
                                      of
                                 Aon Capital A


     As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto or the electronic form used by The Depository Trust Company ("DTC") for this purpose must be used to accept the Exchange Offer if certificates for 8.205% Capital Securities due January 1, 2027 (the "Old Capital Securities") of Aon Capital A, a Delaware statutory business trust (the "Trust"), are not immediately available to the registered holder of such Old Capital Securities, or if a participant in DTC is unable to complete the procedures for book-entry transfer on a timely basis of Old Capital Securities to the account maintained by The Bank of New York (the "Exchange Agent") at DTC, or if time will not permit all documents required by the Exchange Offer to reach the Exchange Agent prior to 5:00 p.m., New York City time, on ________________, 1997, unless extended (the "Expiration Date"). This Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto may be delivered by mail (registered or certified mail is recommended), by facsimile transmission, by hand or overnight carrier to the Exchange Agent. See "The Exchange Offer - Procedures for Tendering Old Capital Securities." Capitalized terms used herein and not defined herein have the meanings assigned to them in the Exchange Offer.

                            The Exchange Agent is:

                             The Bank of New York

By Registered or Certified Mail:             By Facsimile:              By Hand/Overnight Carrier:
  The Bank of New York                    The Bank of New York             The Bank of New York
  101 Barclay Street - 7E                 Attn:  Enrique Lopez              101 Barclay Street
New York, New York 10286                     (212) 571-3080           Corporate Trust Services Window
Attn:  Reorganization Section                                                  Ground Level
                                    (For Eligible Institutions Only)     New York, New York  10286
                                         Confirm by Telephone:         Attn:  Reorganization Section
                                            (212) 815-6333

                                          For Information Call:
                                            (212) 815-6333

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via a facsimile number other than the number listed above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined therein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Trust and to Aon Corporation, a Delaware corporation ("Aon"), the aggregate liquidation amount of Old Capital Securities indicated below pursuant to the guaranteed delivery procedures and upon the terms and subject to the conditions set forth in the accompanying Prospectus dated__________, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus") and in the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer"), receipt of which is hereby acknowledged.

     The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, exchange, sell, assign, and transfer the Tendered Old Capital Securities and that the Trust will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances when the Tendered Old Capital Securities are acquired by the Trust as contemplated herein, and the Tendered Old Capital Securities are not subject to any adverse claims or proxies. The undersigned warrants and agrees that the undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by Aon, the Trust or the Exchange Agent to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the Tendered Old Capital Securities, and that the undersigned will comply with its obligations under the Registration Rights Agreement. The undersigned has read and agrees to all of the terms of the Exchange Offer.

     BY TENDERING OLD CAPITAL SECURITIES AND EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT (i) NEITHER THE UNDERSIGNED NOR ANY BENEFICIAL OWNER(S) IS AN "AFFILIATE" OF AON OR THE TRUST,
(ii) ANY NEW CAPITAL SECURITIES TO BE RECEIVED BY THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S) ARE BEING ACQUIRED BY THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S) IN THE ORDINARY COURSE OF BUSINESS OF THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S), (iii) THE UNDERSIGNED AND EACH BENEFICIAL OWNER HAVE NO ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT) OF NEW CAPITAL SECURITIES TO BE RECEIVED IN THE EXCHANGE OFFER, AND (iv) IF THE UNDERSIGNED OR ANY BENEFICIAL OWNER IS NOT A BROKER-DEALER, THE UNDERSIGNED OR ANY SUCH BENEFICIAL OWNER IS NOT ENGAGED IN, AND DOES NOT INTEND TO ENGAGE IN, A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT) OF SUCH NEW CAPITAL SECURITIES. BY TENDERING OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER AND EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, THE UNDERSIGNED OR ANY BENEFICIAL OWNER(S) OF OLD CAPITAL SECURITIES WHICH IS A BROKER-DEALER REPRESENTS AND AGREES, CONSISTENT WITH CERTAIN INTERPRETIVE LETTERS ISSUED BY THE STAFF OF THE DIVISION OF CORPORATION FINANCE OF THE SECURITIES AND EXCHANGE COMMISSION TO THIRD PARTIES, THAT SUCH OLD CAPITAL SECURITIES WERE ACQUIRED BY SUCH BROKER-DEALER FOR ITS OWN ACCOUNT AS THE RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES AND IT WILL DELIVER A PROSPECTUS MEETING THE REQUIREMENTS OF THE SECURITIES ACT IN CONNECTION WITH ANY RESALE OF SUCH NEW CAPITAL SECURITIES (PROVIDED THAT, BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, SUCH BROKER-DEALER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES
ACT).

     All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of Tendered Old Capital Securities will be determined by Aon and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Aon and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by Aon and the Trust not to be in proper form or the acceptance of which, or exchange for, may, in the view of Aon and the Trust or of counsel to Aon and the Trust, be unlawful.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s):
                                ------------------------------------------------

--------------------------------------------------------------------------------
                                  Please Print

Address(es):
            --------------------------------------------------------------------


--------------------------------------------------------------------------------

Area Code and Tel. No(s):
                         -------------------------------------------------------


     X
      --------------------------------------------------------------------------

     X
      --------------------------------------------------------------------------
                Signature(s) of Owner(s) or Authorized Signatory


     Must be signed by the registered holder(s) of the Tendered Old Capital Securities as their name(s) appear(s) on certificates for such Tendered Old Capital Securities, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                           Aggregate Liquidation
 Certificate No(s)          Amount Represented          Aggregate Liquidation
   (if available)             by Certificate               Amount Tendered
-------------------      -------------------------      ---------------------

-------------------      -------------------------      ---------------------

-------------------      -------------------------      ---------------------

-------------------      -------------------------      ---------------------

-------------------      -------------------------      ---------------------

If Old Capital Securities will be delivered by book-entry transfer to The Depository Trust Company, provide the following information:

Signature:
          ------------------------------------------------------------
Account
Number:
       ---------------------------------------------------------------
Date:
     -----------------------------------------------------------------



              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                   (Not to be used for signature guarantee)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees delivery to the Exchange Agent, at one of its addresses set forth above, either certificates for the Old Capital Securities tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof or an Agent's Message in lieu thereof) and any other documents required by the Letter of Transmittal, all within five (5) business days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for the Old Capital Securities tendered hereby to the Exchange Agent within the time period shown hereon and that failure to do so could result in a financial loss to the undersigned.


----------------------------------    -----------------------------------------
            Firm                                    Authorized Signature

                                      Name
----------------------------------        -------------------------------------
          Address                               (Please Type or Print)

----------------------------------    Title
         Zip Code                           -----------------------------------

                                      Dated _____________________________, 1996

Area Code and Tel. No.:
                       --------------------------------------------------------

     DO NOT SEND CERTIFICATES FOR OLD CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.